UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2006

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices)   (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2006, we entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Smithfield Fiduciary LLC (“Smithfield”).

Smithfield held warrants it acquired in connection with our Series B-1 Preferred Stock and Series B-2 Preferred Stock financings (the “Smithfield Warrants”). In connection with Smithfield’s exercise in full of the Smithfield Warrants, Smithfield claimed that it was entitled to receive exchange warrants (“Exchange Warrants”) under the terms of the Smithfield Warrants and that the Exchange Warrants should include a provision that could require us to issue additional Exchange Warrants in the future. We disagreed with this interpretation and did not issue Exchange Warrants to Smithfield. We and Smithfield entered into the Settlement Agreement in order to resolve this dispute.

As part of the Settlement Agreement, (a) Smithfield and we provided each other with a release of any claims relating to (i) Smithfield’s demand for, and our non-issuance of, Exchange Warrants, and (ii) any breach or default under certain of our agreements on account of the foregoing, (b) we issued Smithfield a seven-year warrant to purchase 829,856 shares of our common stock at an initial exercise price of $15.49 per share (the “2006 Warrant”), and (c) we agreed to file a registration statement covering the sale of the shares of common stock issuable under the 2006 Warrant. The 2006 Warrant does not contain any right for us, or for the holder to require us, to call the warrant, nor does it provide the holder the right to receive any Exchange Warrants in the future. We also amended our Registration Rights Agreement, dated as of December 24, 2003, with Smithfield and Mainfield Enterprises, Inc., our other holder of Series B Preferred Stock, to provide a cap on any liquidated damages that could be paid under such agreement.

The foregoing summaries of the Settlement Agreement, the 2006 Warrant and the amendments to the Registration Rights Agreement are qualified in their entirety by reference to the complete text of such documents, which are attached to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2006, under the terms of the Settlement Agreement, we issued Smithfield a seven-year warrant to purchase 829,856 shares of our common stock at an initial exercise price of $15.49 per share. The warrant expires on June 30, 2013. In consideration for this issuance, we received the consideration described under Item 1.01 above. The warrant was issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	Settlement Agreement and Release, dated as of June 30, 2006, between Arena Pharmaceuticals, Inc. and Smithfield Fiduciary LLC.

10.2	Amendment to Registration Rights Agreement, dated as of June 30, 2006, between Arena Pharmaceuticals, Inc. and Smithfield Fiduciary LLC.

10.3	Amendment to Registration Rights Agreement, dated as of June 30, 2006, between Arena Pharmaceuticals, Inc. and Mainfield Enterprises, Inc.

99.1	Warrant, dated June 30, 2006, issued by Arena Pharmaceuticals, Inc. to Smithfield Fiduciary LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006		Arena Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement and Release, dated as of June 30, 2006, between Arena Pharmaceuticals, Inc. and Smithfield Fiduciary LLC.

10.2	Amendment to Registration Rights Agreement, dated as of June 30, 2006, between Arena Pharmaceuticals, Inc. and Smithfield Fiduciary LLC.

10.3	Amendment to Registration Rights Agreement, dated as of June 30, 2006, between Arena Pharmaceuticals, Inc. and Mainfield Enterprises, Inc.

99.1	Warrant, dated June 30, 2006, issued by Arena Pharmaceuticals, Inc. to Smithfield Fiduciary LLC.